UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 16, 2010

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State of Incorporation)	Commission File Number	(IRS employer identification no.)

1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip code)

(610) 251-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

8.625% Senior Notes due 2018

On June 16, 2010, in connection with the Vought Acquisition (as defined under Item 2.01 below) Triumph Group, Inc. (the “Company”) completed its previously announced offering of $350 million aggregate principal amount of 8.625% Senior Notes due 2018 (the “Notes”).  The Notes were issued pursuant to an indenture dated as of June 16, 2010 (the “Indenture”) among the Company, the Notes Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”).  The Notes were offered in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

Interest on the Notes accrues at the rate of 8.625% per annum and is payable semi-annually in cash in arrears on January 15 and July 15 of each year, commencing on January 15, 2011.

The Notes are the Company’s senior unsecured obligations and rank equally in right of payment with all of its other existing and future senior unsecured indebtedness and senior in right of payment to all of its existing and future subordinated indebtedness.

The Notes are guaranteed on a full, joint and several basis by each of the Company’s existing and future domestic restricted subsidiaries that is a borrower under any of the Company’s credit facilities or that guarantees any of the Company’s debt or that of any of its restricted subsidiaries, in each case incurred under the Company’s credit facilities (collectively, the “Notes Guarantors”).

The Company may redeem some or all of the Notes prior to July 15, 2014 by paying a “make-whole” premium.  The Company may redeem some or all of the Notes on or after July 15, 2014 at specified redemption prices.  In addition, prior to July 15, 2013, the Company may redeem up to 35% of Notes with the net proceeds of certain equity offerings.

The Company is obligated to offer to repurchase the Notes at a price of (a) 101% of their principal amount plus accrued and unpaid interest, if any, as a result of certain change of control events and (b) 100% of their principal amount plus accrued and unpaid interest, if any, in the event of certain asset sales.  These restrictions and prohibitions are subject to certain qualifications and exceptions.

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of certain of the Company’s subsidiaries to (i) grant liens on its assets, (ii) make dividend payments, other distributions or other restricted payments, (iii) incur restrictions on the ability of the Company’s restricted subsidiaries to pay dividends or make other payments, (iv) enter into sale and leaseback transactions, (v) merge, consolidate, transfer or dispose of substantially all of their assets, (vi) incur additional indebtedness, (vii) make investments, (viii) sell assets, including capital stock of subsidiaries, (ix) use the proceeds from sales of assets, including capital stock of restricted subsidiaries, and (x) enter into transactions with affiliates.  In addition, the Indenture requires, among other things, the Company to provide financial and current reports to holders of the Notes or file such reports electronically with the U.S. Securities and Exchange Commission (the “SEC”).  These covenants are subject to a number of exceptions, limitations and qualifications set forth in the Indenture.

The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to the actual terms of the respective documents.  Copies of the Indenture and the form of the Notes are attached as Exhibits 4.1 and 4.2 hereto, respectively, and each is incorporated by reference herein.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company and the Notes Guarantors entered into a registration rights agreement dated June 16, 2010 with the initial purchasers of the Notes (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, the Company has agreed to file an exchange offer registration statement to exchange the Notes for substantially identical notes registered under the Securities Act unless the exchange offer is not permitted by applicable law or the policy of the Securities and Exchange Commission (the “SEC”).  The Company has also agreed to file a shelf registration statement to cover resales of notes under certain circumstances.  The Company has agreed to file the exchange offer registration statement with the SEC within 180 days of the issue date of the Notes and use reasonable best efforts to have the exchange offer registration statement declared effective within 270 days of the issue date and to complete the exchange offer with respect to the Notes within 30 days of effectiveness.  In addition, the Company agreed to file the shelf registration statement on or prior to 90 days after a filing obligation arises and to use reasonable best efforts to cause such shelf registration statement to be declared effective by the SEC on or prior to 180 days after such obligation arises.  If the Company fails to satisfy its registration obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes under certain circumstances.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the actual terms of the agreement.  A copy of the Registration Rights Agreement is attached as Exhibit 4.3 hereto and is incorporated by reference herein.

Revolving Credit Facility

On May 10, 2010, the Company entered into a Credit Agreement among the Company, the lenders party thereto and PNC Bank, National Association, as administrative agent (the “Revolving Credit Agreement”).  Borrowings under the Revolving Credit Agreement became available on June 16, 2010 in connection with the consummation of the Vought Acquisition.  Simultaneously with the consummation of the Vought Acquisition, substantially all of the Company’s domestic subsidiaries became parties to the Revolving Credit Agreement as borrowers and are jointly and severally liable for the obligations thereunder.  The obligations under the Revolving Credit Agreement and related documents are secured by liens on substantially all assets of the Company and its domestic subsidiaries pursuant to a Guarantee and Collateral Agreement, dated as of June 16, 2010, among the Company, the subsidiaries of the Company party thereto and PNC Bank, National Association, as administrative agent under the Revolving Credit Agreement (the “Revolver Guarantee and Collateral Agreement”), and certain other collateral documents.  Such liens are pari passu to the liens securing the Company’s obligations under the Term Loan Credit Agreement described below pursuant to an intercreditor agreement dated June 16, 2010 among the agents under the Revolving Credit Agreement and the Term Loan Credit Agreement, the Company and its domestic subsidiaries that are borrowers and/or guarantors under the Revolving Credit Agreement and the Term Loan Credit Agreement (the “Intercreditor Agreement”).

The Revolving Credit Agreement replaced and refinanced the Company’s Amended and Restated Credit Agreement dated as of August 14, 2009 (the “2009 Credit Agreement”), which agreement was terminated and all obligations thereunder paid in full upon the consummation of the Vought Acquisition.

Pursuant to the Revolving Credit Agreement, the Company and its subsidiary borrowers can borrow, repay and re-borrow revolving credit loans, and cause to be issued letters of credit, in an aggregate principal amount not to exceed $535.0 million outstanding at any time.  The comparable limit under the 2009 Credit Agreement was $485.0 million.  Approximately $128.3 million in loans were drawn under the Revolving Credit Agreement in connection with the consummation of the Vought Acquisition.

Loans under the Revolving Credit Agreement bear interest, at the Company’s option, by reference to a base rate or a rate based on LIBOR, in either case plus an applicable margin determined quarterly based on the Company’s Total Leverage Ratio (as defined below) as of the last day of each fiscal quarter.  The Company is also required to pay a quarterly commitment fee on the average daily unused portion of the Revolving Credit Agreement for each fiscal quarter and fees in connection with the issuance of letters of credit.  All outstanding principal and interest under the Revolving Credit Agreement will be due and payable on the fourth anniversary of the Vought Acquisition.

The Revolving Credit Agreement contains representations, warranties, events of default and covenants customary for financings of this type including, without limitation, financial covenants under which the Company is obligated to maintain on a consolidated basis, as of the end of each fiscal quarter, a certain minimum Interest Coverage Ratio, maximum Total Leverage Ratio and maximum Senior Leverage Ratio (in each case as defined in the Revolving Credit Agreement).

In addition, on June 16, 2010, the Company entered into a First Amendment to the Revolving Credit Agreement (the “First Amendment”) which, among other things, amended certain provisions of the Revolving Credit Agreement to permit collateral to be shared between the administrative agent for the benefit of the lenders under the Revolving Credit Agreement and certain other parties for the benefit of the holders of certain industrial revenue bond obligations of the Company and its subsidiaries.

The foregoing descriptions of the Revolving Credit Agreement, the Revolver Guarantee and Collateral Agreement, the Intercreditor Agreement and the First Amendment are qualified in their entirety by reference to the actual terms of the agreements.  Copies of the Revolving Credit Agreement, Revolver Guarantee and Collateral Agreement, Intercreditor Agreement and First Amendment are attached as Exhibit 10.1, 10.2, 10.3 and 10.4 hereto, respectively and each is incorporated by reference herein.

Term Loan Credit Facility

Simultaneously with the closing of the Vought Acquisition, the Company entered into a Credit Agreement dated as of June 16, 2010 with Royal Bank of Canada, as administrative agent, and the other parties thereto (the “Term Loan Credit Agreement”).  The Term Loan Credit Agreement provides for a six-year term loan in a principal amount of $350.0 million, repayable in equal quarterly installments at a rate of 1.00% of the original principal amount per year, with the balance payable on the final maturity date.  The proceeds of the loans under the Term Loan Credit Agreement were used to consummate the Vought Acquisition.

The obligations under the Term Loan Credit Agreement are guaranteed by substantially all of the Company’s domestic subsidiaries and secured by liens on substantially all of the Company’s and the guarantors’ assets pursuant to a Guarantee and Collateral Agreement, dated as of June 16, 2010, among the Company, the subsidiaries of the party thereto and Royal Bank of Canada, as administrative agent (the “Term Loan Guarantee and Collateral Agreement”) and certain other collateral agreements, in each case subject to the Intercreditor Agreement.  Borrowings under the Term Loan Credit Agreement bear interest, at the Company’s option, at either the base rate (subject to a floor), plus an applicable margin, or at the Eurodollar Rate (subject to a floor), plus an applicable margin.

The Term Loan Credit Agreement contains certain covenants, restrictions and events of default, in each case substantially similar to those under the Revolving Credit Agreement including, but not limited to, a maximum total leverage ratio, a maximum Senior leverage ratio, and a minimum interest coverage ratio.  In addition, the Term Loan Credit Agreement provides for mandatory principal prepayments on the term loans outstanding thereunder under certain circumstances.

The foregoing descriptions of the Term Loan Credit Agreement and the Term Loan Guarantee and Collateral Agreement are qualified in their entirety by reference to the actual terms of the agreements.  Copies of the Term Loan Credit Agreement and the Term Loan Guarantee and Collateral Agreement are attached as Exhibits 10.5 and 10.6 hereto, respectively, and each is incorporated by reference herein.

Item 2.01               Completion of Acquisition or Disposition of Assets.

On June 16, 2010, the Company completed its previously-announced acquisition (the “Vought Acquisition”) of Vought Aircraft Industries, Inc. (“Vought”), pursuant to an Agreement and Plan of Merger, dated as of March 23, 2010 (the “Merger Agreement”) among the Company, Vought, Spitfire Merger Corporation, a wholly owned subsidiary of the Company, and TC Group, L.L.C. (“Carlyle”), as the Holder Representative.  The consideration for the Vought Acquisition consisted of $525 million in cash and 7,496,170 shares of the Company’s common stock, par value $.001 per share (the “Company Common Stock”).  The Company also paid approximately $603.1 million to retire substantially all of Vought’s outstanding indebtedness.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the actual terms of the Merger Agreement.  The Merger Agreement is attached as Exhibit 2.1 hereto and is incorporated herein by reference.  The Merger Agreement is also described more fully in the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2010 which Current Report is also incorporated herein by reference.

The Company funded the Vought Acquisition through cash on hand and the following activities:  (a) the issuance of 7,496,170 shares of Company Common Stock to the Vought Stockholders, as part of the purchase price for Vought; (b) the issuance of $350 million aggregate principal amount of the Notes; (c) $128.3 million borrowed under the Revolving Credit Agreement and (d) $348.3 million borrowed under the Term Loan Credit Agreement.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 under the headings “8.625% Senior Notes due 2018,” “Revolving Credit Facility” and “Term Loan Credit Facility” are incorporated by reference into this Item 2.03.

Item 3.02               Unregistered Sales of Equity Securities.

As described in Item 2.01, on June 16, 2010, pursuant to the Merger Agreement, the Company issued 7,496,170 shares of the Company’s Common Stock to certain former stockholders of Vought in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act.  The shares were issued as partial consideration for the Vought Acquisition.

The information in Item 2.01 is incorporated by reference into this Item 3.02.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger Agreement, on March 23, 2010, the Company, Carlyle and certain investment funds controlled by Carlyle who were stockholders of Vought (the “Carlyle Funds”) entered into a Stockholders Agreement (the “Stockholders Agreement”) pursuant to which the Company agreed to, effective as of the closing of the Vought Acquisition, increase the size of its board by three and appoint Adam Palmer, Elmer Doty and an individual designated by Carlyle and approved by the Company, as directors of the Company.  Effective as of the closing of the Vought Acquisition on June 16, 2010, the board of directors of the Company (the “Board”) expanded the size of the Board from six directors to nine and appointed Elmer L. Doty, Ralph E. Eberhart and Adam J. Palmer to the Board as the three new directors.  There are no arrangements or understandings between Messrs. Doty, Eberhart or Palmer and any other person pursuant to which they were elected as directors other than the Merger Agreement and Stockholders Agreement.  There are no transactions in which Messrs. Doty, Eberhart or Palmer has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Messrs. Doty, Eberhart and Palmer have not been appointed to any committees of the Board.

Elmer L. Doty served as Vought’s President and Chief Executive Officer and as a member of Vought’s Board of Directors beginning in February 2006.  Prior to joining Vought, Mr. Doty served as the Vice President & General Manager of BAE Systems Ground Systems Division, a position he held since July 2005, when BAE acquired United Defense Inc. (“UDI”).  Mr. Doty had served in the identical position with UDI since April 2001, with the additional duties of an executive officer of UDI.  Prior to that time, he had served in other senior executive positions with UDI and its predecessor company FMC Corporation.

Effective as of the closing of the Vought Acquisition, the Company appointed Mr. Doty as President of Triumph Aerostructures – Vought Commercial Division, where he will continue to run the Vought business.  Mr. Doty’s employment agreement (as amended, the “Employment Agreement”) with Vought will remain in place, under which Mr. Doty received an annual base salary of approximately $656,511 in 2009.  If Mr. Doty’s employment is terminated without “cause” or Mr. Doty resigns for “good reason,” as those terms are defined under the Employment Agreement, Mr. Doty is entitled to, as severance compensation, a payment of one year’s base salary and one year’s medical insurance premiums for himself, his spouse and dependents.  Currently, the Employment Agreement extends through December 31, 2010, and is subject to automatic annual extension for successive one-year periods unless timely notice of non-renewal is provided.  The Employment Agreement also includes certain non-competition and non-solicitation provisions, applicable for a period of 12 months following the termination of Mr. Doty’s employment.

Ralph E. Eberhart served as Commander of the North American Aerospace Defense Command (NORAD) and U.S. Northern Command from October 2002 to January 2005.  General Eberhart’s active military career spanned 36 years.  He is also member of the board of directors of Rockwell Collins, Inc. and VSE Corporation and is a director of several private companies.  He is also Chairman and President of the Armed Forces Benefit Association.

Adam J. Palmer served as a member of Vought’s Board of Directors beginning in 2000.  Mr. Palmer has been a Partner of The Carlyle Group since 2005, and since 2004 has served as a Managing Director of The Carlyle Group, focused on U.S. buyout opportunities in the aerospace, defense and information technology sectors.  Prior to joining The Carlyle Group in 1996, Mr. Palmer was with Lehman Brothers focusing on mergers, acquisitions and financings for defense electronics and information services companies.  Mr. Palmer also serves on the boards of directors of Sequa Corporation and Wesco Holdings, Inc.

Directors who are also employees of the Company do not receive additional compensation for serving as directors.  Under the Company’s current non-employee director compensation policy, each director who is not an employee of the Company receives an annual retainer fee of $30,000.  Non-employee directors also receive meeting fees of $1,500 for in-person board meetings, $1,000 for in-person committee meetings and $500 for telephonic meetings.  Non-employee directors also annually receive an equity-

based grant with a grant date value of approximately $40,000.  Under the Company’s Amended and Restated Directors’ Stock Incentive Plan, non-employee directors can be granted options to purchase shares of Company Common Stock, common stock awards and/or deferred stock units.  To date, no such grants have been made.  All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Company’s board of directors or its committees.

The foregoing descriptions of the Stockholders Agreement and Employment Agreement are qualified in their entirety by reference to each of their actual terms.  A copy of the Stockholders Agreement is attached hereto as Exhibit 10.7 and is incorporated by reference herein.  The terms of the Stockholders Agreement were previously described in the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2010, and the description of the Stockholders Agreement therein is also incorporated herein by reference.  A copy of the Employment Agreement is attached hereto as Exhibits 10.8, 10.9 and 10.10 and is incorporated by reference herein.

Item 7.01               Regulation FD Disclosure.

On June 16, 2010, the Company issued a press release announcing the closing of the Vought Acquisition and the related financing transactions and the appointment of the three new directors to the Board.  The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

(1) The audited consolidated balance sheets of Vought as of December 31, 2009, and December 31, 2008, and the consolidated statements of operations, shareholders’ equity (deficit) and cash flows for each of the years ended December 31, 2009, December 31, 2008 and December 31, 2007, and the notes related thereto are attached as Exhibit 99.2 and incorporated by reference herein.  The unaudited interim consolidated balance sheet of Vought as of March 28, 2010, and December 31, 2009, and the unaudited consolidated statements of operations and cash flows for the three months ended March 28, 2010, and March 29, 2009, and the notes related thereto are attached as Exhibit 99.3 and are incorporated by reference herein.

(b)  Pro forma financial information.

The preliminary unaudited pro forma condensed combined balance sheet of the Company and Vought as of and for the fiscal year ended March 31, 2010, and the preliminary unaudited pro forma condensed consolidated statements of income for the fiscal year ended March 31, 2010 and the notes thereto are filed as Exhibit 99.4 hereto and incorporated by reference herein.

(d)  Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of March 23, 2010, by and among Vought Aircraft Industries, Inc., Triumph Group, Inc., Spitfire Merger Corporation and TC Group, L.L.C., as the Holder Representative (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2010).

4.1	Indenture, dated as of June 16, 2010, between Triumph Group, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee.

4.2	Form of 8.625% Senior Subordinated Notes due 2018 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

4.3	Registration Rights Agreement, dated June 16, 2010 between Triumph Group, Inc. and the parties named therein.

10.1

Credit Agreement, dated as of May 10, 2010, by and among Triumph Group, Inc., PNC Bank National Association, as Administrative Agent, the lenders party thereto, Sovereign Bank, as Documentation Agent, Citizens Bank of Pennsylvania and U.S. Bank National Association, as Syndication Agent, and JPMorgan Chase Bank, N.A., Royal Bank of Canada, Branch Bank & Trust Company and Manufacturers and Traders Trust Company, as managing agents for the Banks.

10.2

Guarantee and Collateral Agreement, dated as of June 16, 2010, among Triumph Group, Inc., certain of its subsidiaries party thereto and PNC Bank, National Association, as administrative agent and collateral agent.

10.3

Intercreditor Agreement, dated as of June 16, 2010, among Royal Bank of Canada, as the term loan collateral agent, PNC Bank, National Association, as the revolving credit collateral agent, and the grantors party thereto.

10.4	First Amendment to Credit Agreement, dated as of June 16, 2010, among Triumph Group, Inc., PNC Bank, National Association, as administrative agent and the banks party thereto.

10.5

Credit Agreement, dated as of June 16, 2010, among Triumph Group, Inc., the lenders party thereto, Royal Bank of Canada, as administrative agent, PNC Bank, National Association, as syndication agent, and Citizens Bank of Pennsylvania and U.S. Bank, National Association, as documentation agents.

10.6

Guarantee and Collateral Agreement, dated as of June 16, 2010, among Triumph Group, Inc., certain of its subsidiaries party thereto and Royal Bank of Canada, as administrative agent and collateral agent.

10.7

Stockholders Agreement, dated as of March 23, 2010, among Triumph Group, Inc., Carlyle Partners III, L.P., Carlyle Partners II, L.P., Carlyle International Partners II, L.P., Carlyle-Aerostructures Partners, L.P., CHYP Holdings, L.L.C., Carlyle-Aerostructures Partners II, L.P., CP III Coinvestment, L.P., C/S International Partners, Carlyle-Aerostructures International Partners, L.P., Carlyle-Contour Partners, L.P., Carlyle SBC Partners II, L.P., Carlyle International Partners III, L.P., Carlyle-Aerostructures Management, L.P., Carlyle-Contour International Partners, L.P., Carlyle Investment Group, L.P. and TC Group, L.L.C. (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2010).

10.8	Employment agreement between Vought and Elmer Doty dated March 29, 2006.

10.9	First Amendment to the Employment agreement between Vought and Elmer Doty dated February 13, 2007.

10.10	Second Amendment to the Employment agreement between Vought and Elmer Doty dated December 31, 2008.

23.1	Consent of Ernst & Young LLP.

99.1	Press Release dated June 16, 2010.

99.2

The audited consolidated balance sheets of Vought as of December 31, 2009, and December 31, 2008, and the consolidated statements of operations, shareholders’ equity (deficit) and cash flows for each of the years ended December 31, 2009, December 31, 2008 and December 31, 2007, and the notes related thereto (incorporated by reference to the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 29, 2010).

99.3

The unaudited interim consolidated balance sheet of Vought as of March 28, 2010, and December 31, 2009, and the unaudited consolidated statements of operations and cash flows for the three months ended March 28, 2010, and March 29, 2009, and the notes related thereto.

99.4

The preliminary unaudited pro forma condensed combined balance sheet of the Company and Vought as of and for the fiscal year ended March 31, 2010, and the preliminary unaudited pro forma condensed consolidated statements of income for the fiscal year ended March 31, 2010 and the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2010	TRIUMPH GROUP, INC.

By:
/s/ M. David Kornblatt
M. David Kornblatt
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of March 23, 2010, by and among Vought Aircraft Industries, Inc., Triumph Group, Inc., Spitfire Merger Corporation and TC Group, L.L.C., as the Holder Representative (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2010).

4.1	Indenture, dated as of June 16, 2010, between Triumph Group, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee.

4.2	Form of 8.625% Senior Subordinated Notes due 2018 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

4.3	Registration Rights Agreement, dated June 16, 2010 between Triumph Group, Inc. and the parties named therein.

10.1

Credit Agreement, dated as of May 10, 2010, by and among Triumph Group, Inc., PNC Bank National Association, as Administrative Agent, the lenders party thereto, Sovereign Bank, as Documentation Agent, Citizens Bank of Pennsylvania and U.S. Bank National Association, as Syndication Agent, and JPMorgan Chase Bank, N.A., Royal Bank of Canada, Branch Bank & Trust Company and Manufacturers and Traders Trust Company, as managing agents for the Banks.

10.2

Guarantee and Collateral Agreement, dated as of June 16, 2010, among Triumph Group, Inc., certain of its subsidiaries party thereto and PNC Bank, National Association, as administrative agent and collateral agent.

10.3

Intercreditor Agreement, dated as of June 16, 2010, among Royal Bank of Canada, as the term loan collateral agent, PNC Bank, National Association, as the revolving credit collateral agent, and the grantors party thereto.

10.4	First Amendment to Credit Agreement, dated as of June 16, 2010, among Triumph Group, Inc., PNC Bank, National Association, as administrative agent and the banks party thereto.

10.5

Credit Agreement, dated as of June 16, 2010, among Triumph Group, Inc., the lenders party thereto, Royal Bank of Canada, as administrative agent, PNC Bank, National Association, as syndication agent, and Citizens Bank of Pennsylvania and U.S. Bank, National Association, as documentation agents.

10.6

Guarantee and Collateral Agreement, dated as of June 16, 2010, among Triumph Group, Inc., certain of its subsidiaries party thereto and Royal Bank of Canada, as administrative agent and collateral agent.

10.7

Stockholders Agreement, dated as of March 23, 2010, among Triumph Group, Inc., Carlyle Partners III, L.P., Carlyle Partners II, L.P., Carlyle International Partners II, L.P., Carlyle-Aerostructures Partners, L.P., CHYP Holdings, L.L.C., Carlyle-Aerostructures Partners II, L.P., CP III Coinvestment, L.P., C/S

International Partners, Carlyle-Aerostructures International Partners, L.P., Carlyle-Contour Partners, L.P., Carlyle SBC Partners II, L.P., Carlyle International Partners III, L.P., Carlyle-Aerostructures Management, L.P., Carlyle-Contour International Partners, L.P., Carlyle Investment Group, L.P. and TC Group, L.L.C. (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2010).

10.8	Employment agreement between Vought and Elmer Doty dated March 29, 2006.

10.9	First Amendment to the Employment agreement between Vought and Elmer Doty dated February 13, 2007.

10.10	Second Amendment to the Employment agreement between Vought and Elmer Doty dated December 31, 2008.

23.1	Consent of Ernst & Young LLP.

99.1	Press Release dated June 16, 2010.

99.2

The audited consolidated balance sheets of Vought as of December 31, 2009, and December 31, 2008, and the consolidated statements of operations, shareholders’ equity (deficit) and cash flows for each of the years ended December 31, 2009, December 31, 2008 and December 31, 2007, and the notes related thereto (incorporated by reference to the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 29, 2010).

99.3

The unaudited interim consolidated balance sheet of Vought as of March 28, 2010, and December 31, 2009, and the unaudited consolidated statements of operations and cash flows for the three months ended March 28, 2010, and March 29, 2009, and the notes related thereto.

99.4

The preliminary unaudited pro forma condensed combined balance sheet of the Company and Vought as of and for the fiscal year ended March 31, 2010, and the preliminary unaudited pro forma condensed consolidated statements of income for the fiscal year ended March 31, 2010 and the notes thereto.